Exhibit 10(u)

LONG-TERM PERFORMANCE STRATEGIC EXECUTION AWARD AGREEMENT

UNDER THE BRISTOL-MYERS SQUIBB COMPANY

2002 STOCK INCENTIVE PLAN

Target Number of Shares:

Performance Period:	January 1, 2006 to December 31, 2008

1. PERFORMANCE SHARE AWARD

Under the terms of the Bristol-Myers Squibb Company 2002 Stock Incentive Plan (the “Plan”) the Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company (the “Committee”) has granted to the Award Recipient a target number of performance shares as designated herein subject to the terms, conditions and restrictions set forth in this Agreement.

2. CONSIDERATION

Each participant, as consideration for the Award of performance shares, shall remain in the continuous employ of the company or of one of its Subsidiaries or Affiliates for at least one year or such lesser period as the Committee shall so determine in its sole discretion after the date of the making of such Award, and no Award shall be payable until after the completion of such one year or lesser period of employment by the participant.

3. PERFORMANCE PERIOD AND PERFORMANCE MEASURES

The Performance Period for this Award shall be January 1, 2006 to December 31, 2008. The performance measures for this Award will be Earnings Per Share (“EPS”) and total company Sales growth. Each measure will be weighted equally. The cumulative EPS target for the three-year Performance Period will be $ and the cumulative sales goal will be $ (in millions). The cumulative target EPS and Sales goals as well as the payout schedule are set forth in detail in Chart A. If the cumulative EPS and Sales goals fall below the threshold set forth in Chart A, no payout will be made for the 2006-2008 performance cycle. The final payout will also be modified by a multiplier of 85% to 115% determined by the company’s Total Shareholder Return relative to its peer companies as set forth in Chart B.

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4. DETERMINATION AND PAYMENT OF PERFORMANCE SHARES EARNED

As soon as practicable after the end of the Performance Period, the Committee shall determine the extent to which Awards have been earned on the basis of the company’s actual performance in relation to the established performance objectives as set forth herein and in Charts A and B and shall certify these results in writing. As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of the Award, the Committee shall cause the Award to be paid or distributed to the Award Recipient or the Award Recipient’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock.

In making the payment of an Award in cash hereunder, the cash equivalent of such Performance Shares shall be determined by the Fair Market Value of Bristol-Myers Squibb Common Stock on the day the Committee approves the payment. All determinations as to whether a payment should be made are in the sole discretion of the Committee. The Committee may determine not to make a payment to any participant if such participant acts in a manner which is detrimental to the company’s interests in the Committee’s sole judgement. All determinations of the Committee shall be final and binding.

5. NONTRANSFERABILITY OF AWARDS AND DESIGNATION OF BENEFICIARY

No Award under this Agreement shall be transferable other than by will or by the laws of descent and distribution, except that the Award Recipient may designate a beneficiary pursuant to the provisions hereof on the Designation of Beneficiary form provided herewith.

If the Award Recipient and/or his/her beneficiary shall attempt to assign his/her rights under this Agreement in violation of the provisions herein, the company’s obligation to make any further payments shall terminate.

If no designated beneficiary is living on the date on which any payment becomes payable to the Award Recipient, or if no beneficiary has been specified, such payment will be payable to the person or persons in the first of the following classes of successive preference:

(i) (ii) (iii) (iv) (v)	Widow or widower, if then living, Surviving children, equally, Surviving parents, equally, Surviving brothers and sisters, equally, Executors or administrators and the term “beneficiary” as used in this Agreement shall include such person or persons.

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6. RETIREMENT AND TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR DISABILITY

(a) In the event of the Award Recipient’s Retirement, as defined by the Bristol-Myers Squibb 2002 Stock Incentive Plan, prior to the end of the Performance Period but after the Award Recipient has satisfied the one year employment requirement of Section 2 of this Agreement, the Award Recipient and his/her beneficiary shall be entitled to a payment of such Award at the end of the Performance Period, pursuant to the terms of this Agreement provided, however, that the Award Recipient shall be deemed to have earned that proportion (to the nearest whole share) of the value of the performance shares granted to him/her under this Agreement as the number of months of the Performance Period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which his/her Retirement occurs, bears to the total number of months in the Performance Period, subject to the attainment of performance objectives associated with this Award as certified by the Committee. The Award Recipient’s right to receive any remaining performance shares shall be canceled and forfeited.

(b) In the event an Award Recipient’s employment with the company terminates for a Qualifying Reason as defined by the Bristol-Myers Squibb 2002 Stock Incentive Plan during the three (3) year period following a Change in Control of the company (as defined by the Bristol-Myers Squibb 2002 Stock Incentive Plan), the Award Recipient will receive an amount equal to the pro-rata portion of the Award, including those awards outstanding less than one year, calculated assuming that any performance goal or measurement will have been achieved (for the entire performance period) at a level which is the greater of the target level or the level of achievement that, for the accounting period including the date of the notice of termination, was deemed to be probable or expected for purposes of accruing accounting expense in connection with like awards, provided, however, any additional forfeiture conditions in the nature of a “clawback” contained in Section 10 of this Agreement shall continue to apply to any payment. The Award Recipient shall be deemed to have earned that pro-rata portion (to the nearest whole share) of the value of the performance shares granted to him/her under this Agreement as the number of months of the Performance Period which have elapsed since the first day of the calendar year in which the Award was made to the date of termination, bears to the total number of months in the Performance Period.

(c) If the Award Recipient’s employment with the company terminates for any reason other than retirement, death or disability or a Qualifying Termination following a Change in Control prior to the end of the Performance Period, performance shares granted herein shall be canceled, forfeited and surrendered and the Award Recipient shall have no right to any portion of the Award made in this Agreement.

7. DISABILITY OF PARTICIPANT

In the event the Award Recipient becomes Disabled as defined by the Bristol-Myers Squibb 2002 Stock Incentive Plan he/she shall be deemed to have suspended active employment by reason of Disability commencing on the date he/she becomes entitled to receive payments under a disability pay plan of the company or any Subsidiary or Affiliate and continuing until the date he/she is no

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longer entitled to receive such payments. In the event the Award Recipient becomes Disabled during the Performance Period but only if he/she has satisfied the one year employment requirement of Section 2 of this Agreement, upon the determination by the Committee of the extent to which the Award has been earned the Award Recipient shall be deemed to have earned that proportion (to the nearest whole share) of the value of the performance shares granted to him/her under this Agreement as the number of months of the Performance Period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which his/her Disability occurs, bears to the total number of months in the Performance Period, subject to the attainment of performance objectives associated with this Award as certified by the Committee. The Award Recipient’s right to receive any remaining performance shares shall be canceled and forfeited.

8. DEATH OF PARTICIPANT

In the event of the Award Recipient’s death prior to the end of the Performance Period after he/she has satisfied the one year employment requirement, the Award Recipient’s beneficiary shall be entitled to a payment of such Award upon the end of the Performance Period, pursuant to the terms of this Agreement, provided, however, that he/she shall be deemed to have earned that proportion (to the nearest whole share) of the value of the performance shares granted to him/her under this Agreement as the number of months of the Performance Period which have elapsed since the first day of the calendar year in which the Award was made to the end of the month in which his/her death occurs, bears to the total number of months in the Performance Period. The Award Recipient’s right to receive any remaining performance shares shall be canceled and forfeited.

9. TAXES

At such time as the company is required to withhold taxes with respect to the Award covered hereby, or at an earlier date as determined by the company, the Award Recipient shall make remittance to the company of an amount sufficient to cover such taxes or make such other arrangement regarding payments of such taxes as are satisfactory to the Committee. The company and its subsidiaries shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the Award Recipient.

10. FORFEITURE IN THE EVENT OF COMPETITION AND/OR SOLICITATION OR OTHER DETRIMENTAL ACTS.

You acknowledge that your continued employment with the company and the Long-Term Performance Award are sufficient consideration for this Agreement, including, without limitation, the restrictions imposed upon you by paragraph 10.

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a)	By accepting this Long-Term Performance Award, you expressly agree and covenant that during the Restricted Period (as defined below), you shall not, without the prior consent of the company, directly or indirectly:

i)	own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent you from owning one per cent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;

ii)	be actively connected with a Competitive Business by managing, operating, controlling, being an employee or consultant (or accepting an offer to be an employee or consultant) or otherwise advising or assisting a Competitive Business in such a way that such connection might result in an increase in value or worth of any product, technology or service, that competes with any product, technology or service upon which you worked or about which you became familiar as a result of your employment with the Company. You may, however, be actively connected with a Competitive Business after your employment with the Company terminates for any reason, so long as your connection to the business does not involve any product, technology or service, that competes with any product, technology or service upon which you worked or about which you became familiar as a result of your employment with the Company and the Company is provided written assurances of this fact from the Competing Company prior to your beginning such connection.

iii)	take any action that might divert any opportunity from the Company or any of its affiliates, successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any Related Parties;

iv)	employ, solicit for employment, advise or recommend to any other person that they employ or solicit for employment or form an association with any person who is employed by the Company or who has been employed by the Company within one year of the date your employment with the Company ceased for any reason whatsoever;

v)	contact, call upon or solicit any customer of the Company, or attempt to divert or take away from the Company the business of any of its customers;

vi)	contact, call upon or solicit any prospective customer of the Company that you became aware of or were introduced to in the course of your duties for the Company, or otherwise divert or take away from the Company the business of any prospective customer of the Company; or

vii)	engage in any activity that is harmful to the interests of the Company, including, without limitation, any conduct during the term of your employment that violates the Company’s Standards of Business Conduct and Ethics, securities trading policy and other policies.

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b)	Forfeiture. If the company determines that you have violated any provisions of paragraph 10(a) above during the Restricted Period, then you agree and covenant that:

i)	any portion of the Long-Term Performance Award that has not been paid to you as of the date of such determination shall be immediately rescinded;

ii)	you shall automatically forfeit any rights you may have with respect to the Long-Term Performance Award as of the date of such determination; and

iii)	if you have received any award or portion of award under the terms of this agreement within the twelve-month period immediately preceding a violation of paragraph 10(a) above (or following the date of any such violation), upon the company’s demand, you shall immediately deliver to it a certificate or certificates for shares of the company’s Common Stock equal to the number of shares paid to you under this Long-Term Performance Award Agreement if such payment was made in shares or equal to the value paid to you as an award under the terms of this agreement if such payment was made in cash.

iv)	The foregoing remedies set forth in paragraph 10(b) shall not be the company’s exclusive remedies. The company reserves all other rights and remedies available to it at law or in equity.

c)	Definitions. For purposes of this paragraph 10, the following definitions shall apply:

i)	The company directly advertises and solicits business from customers wherever they may be found and its business is thus worldwide in scope. Therefore, “Competitive Business” means any person or entity that engages in any business activity that competes with the company’s business in any way, in any geographic area in which the company engages in business, including, without limitation, any state in the United States in which the company sells or offers to sell its products from time to time.

ii)	“Restricted Period” means the period during which you are employed by the company and twelve months following the date that you cease to be employed by the company for any reason whatsoever.

d)	Severability. You acknowledge and agree that the period, scope and geographic areas of restriction imposed upon you by the provisions of paragraph 10 are fair and reasonable and are reasonably required for the protection of the company. In the event that any part of this Agreement, including, without limitation, paragraph 10, is held to be unenforceable or invalid, the remaining parts of paragraph 10 and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in paragraph 10 is held to be excessively broad as to period, scope and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under applicable law.

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e)	Additional Remedies. You acknowledge that breach by you of this Agreement would cause irreparable harm to the Company and that in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance and other equitable relief to prevent violations of your obligations hereunder.

11. EFFECT ON OTHER BENEFITS

In no event shall the value, at any time, of the shares covered by this Agreement or any other payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the company unless otherwise specifically provided for in such plan.

12. RIGHT TO CONTINUED EMPLOYMENT

Nothing in this Agreement shall confer on the Award Recipient any right to continue in the employ of the company or any subsidiary or any specific position or level of employment with the company or any subsidiary or affect in any way the right of the company or any subsidiary to terminate the Award Recipient’s employment without prior notice at any time for any reason or no reason.

13. ADMINISTRATION

The Committee shall have full authority and discretion, subject only to the express terms of the 2002 Bristol-Myers Squibb Stock Incentive Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement and all such Committee determinations shall be final, conclusive, and binding upon the company, the Award Recipient, and all interested parties.

14. AMENDMENT

This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award which is the subject of this Agreement may not be adversely affected by any amendment or termination of the Plan approved after the Award Date without the Award Recipient’s written consent.

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15. SEVERABILITY AND VALIDITY

The various provisions of this Agreement are severable and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

16. GOVERNING LAW

This Agreement shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

17. SUCCESSORS

This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

18. DATA PRIVACY

By entering into this agreement, you (a) authorize the company and any agent of the company administering the Plan or providing Plan recordkeeping services, to disclose to the company or any of its subsidiaries such information and data as the company or any such subsidiary shall request in order to facilitate the grant of performance shares and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the company to store and transmit such information in electronic form.

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19. ENTIRE AGREEMENT AND NO ORAL MODIFICATION OR WAIVER

This Agreement contains the entire understanding of the parties. This Agreement shall not be modified or amended except in writing duly signed by the parties. Any waiver or any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.

For the Company

Signature:

Date:

I have read this agreement in its entirety. My signature below indicates my agreement to all the terms, restrictions and conditions set forth in the agreement.

Award Recipient

Print Name Here:

Sign Here:

Date:

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